   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 27, 1996
                                                         REGISTRATION NO._______
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                            --------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                            --------------------

                         NATIONAL ENERGY GROUP, INC.
           (Exact name of registrant as specified in its charter)

          DELAWARE                    4925 GREENVILLE AVENUE, SUITE 1400                58-1922764
(State or other jurisdiction of               DALLAS, TEXAS 75206                    (I.R.S. Employer
incorporation or organization)     (Address of principal executive offices)         Identification No.)


                         ALEXANDER ENERGY CORPORATION
                 1986 INCENTIVE STOCK OPTION PLAN, AS AMENDED

             ALEXANDER ENERGY CORPORATION 1993 STOCK OPTION PLAN
                          (Full title of the plans)

                               MILES D. BENDER
                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         NATIONAL ENERGY GROUP, INC.
                      4925 GREENVILLE AVENUE, SUITE 1400
                             DALLAS, TEXAS 75206
                                (214) 692-9211
          (Name, address and telephone number of agent for service)

                                  COPIES TO:
                         STRASBURGER & PRICE, L.L.P.
                         901 MAIN STREET, SUITE 4300
                             DALLAS, TEXAS 75202
                                (214) 651-4300
                           ATTN:  MIKE JOPLIN, ESQ.

                       CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                               PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
                                           AMOUNT TO BE         OFFERING PRICE     AGGREGATE OFFERING     REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED      REGISTERED (1)        PER SHARE (2)         PRICE (1)(2)             FEE
- ------------------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par value             134,887 shares            $2.25              $303,097.19           $104.52
========================================================================================================================

(1) This Registration Statement also includes an indeterminate number of additional shares that may become issuable pursuant to the anti-dilution adjustment provisions of the plans.

(2) Estimated solely for purposes of computing the amount of the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended. The registration fee calculation is based on the weighted average option price per share for 134,887 shares presently subject to options granted under the plans.

================================================================================

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of filing of such documents with the Securities and Exchange Commission (the "Commission"):

     (a) Prospectus of the Registrant dated August 9, 1996 filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), Registration No. 333-9045.

     (b) Quarterly Report on Form 10-Q of the Registrant for the quarter ended June 30, 1996.

     (c) Current Reports on Form 8-K and Form 8-K/A No. 1 of the Registrant dated August 29, 1996 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (d) The description of the Common Stock, $.01 par value per share (the "Common Stock"), of the Registrant contained in Item 1 of the Registration Statement on Form 8-A dated April 5, 1991 filed pursuant to Section 12(g) of the Exchange Act (Registration No. 0-19136), including all amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As authorized by Section 145 of the General Corporation Law of Delaware (the "Delaware Corporation Law"), each director and officer of the Registrant may be indemnified by the Registrant against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of the Registrant if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. In each case, such indemnity shall be to the fullest extent authorized by the Delaware Corporation Law, as amended, to the extent such amendment permits the Registrant to provide broader indemnification rights. If the legal proceeding, however, is by or in the right of the Registrant, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Registrant unless a court determines otherwise.

     Article Eighth of the Certificate of Incorporation of the Registrant, a copy of which is filed as Exhibit 4.1 to this Registration Statement, provides that no Director of the Registrant shall be personally liable to the Registrant or its shareholders for monetary damages for any breach of fiduciary duty as a Director except for liability (1) for any breach of duty of loyalty to the Registrant or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under
Section 174 of the Delaware Corporation Law, or (4) for any transaction from which the Director derived an improper personal benefit. In addition, Article Ninth of the Certificate of Incorporation and Section 7.4 of the Bylaws of the Registrant, a copy of which is filed as Exhibit 4.2 hereto, require the Registrant to indemnify to the fullest extent authorized by law any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer, employee or agent of the Registrant or serves or served at the request of the Registrant any other enterprise as a director, officer, employee or agent.

     The Registrant has agreed to indemnify the officers and directors of the Registrant against any and all damages to which such indemnified individuals may become subject, pursuant to any securities, corporate or other laws, which damages arise in connection with this Registration Statement or any amendment thereto, or from the inaccuracy or omission of any information in connection with this Registration Statement. In the event that the foregoing indemnity is unavailable or insufficient, then the indemnifying party shall contribute to amounts paid or payable by the indemnified party in respect to the damages of the indemnified party in such proportion as is appropriate to reflect the relative fault of the indemnified and indemnifying parties.

     Pursuant to section 1.03 of the Agreement and Plan of Merger, dated June 6, 1996, among the Registrant, NEG-OK, Inc. ("NEG-OK") and Alexander Energy Corporation ("Alexander"), the Registrant agreed to assume and be liable for all of the obligations of Alexander under Alexander's Certificate of Incorporation and Bylaws as in effect immediately prior to the effective time of the merger (the "Effective Time") relating to the indemnification of persons who are directors or officers of Alexander immediately prior to the Effective Time, with the intent that such officers and directors, including those Alexander officers and directors who will become officers or directors of the Registrant immediately after the Effective Time, be as fully indemnified after the Effective Time for acts or omissions prior thereto as they were prior to the merger.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     EXHIBIT
       NO.                              DESCRIPTION
     -------                            -----------
     4.1         Certificate of Incorporation of the Registrant, which includes the Certificate of Incorporation of the Registrant filed with the Secretary of State of Delaware on November 20, 1990(1),
                 the Certificate of Elimination of the Redeemable Convertible
                 Preferred Stock, Series A of the Registrant, filed with the office of the Secretary of State of the State of Delaware on
                 June 2, 1994(2), the Certificate of Amendment of Certificate
                 of Incorporation of the Registrant(2), the Certificate of
                 Designations of the Registrant of 10% Cumulative Convertible
                 Preferred Stock, Series B(3), the Certificate of Designations
                 of the Registrant of 10-1/2% Cumulative Convertible Preferred
                 Stock, Series C(4), the Certificate of Designations of the
                 Registrant of Convertible Preferred Stock, Series D(2), and
                 the Certificate of Designations of the Registrant of
                 Convertible Preferred Stock, Series E(2)

     4.2         Bylaws of the Registrant(5)

     4.3         Specimen Common Stock Certificate(6)

     4.4 Alexander Energy Corporation 1986 Incentive Stock Option Plan, as amended(8)

     4.5         Alexander Energy Corporation 1993 Stock Option Plan(9)

     5.1         Opinion of Strasburger & Price, L.L.P.(7)

     23.1        Consent of Ernst & Young LLP(7)

     23.2        Consent of Ernst & Young LLP(7)

     23.3        Consent of Coopers & Lybrand L.L.P.(7)

     23.4        Consent of Strasburger & Price, L.L.P. (included in Exhibit
                 5.1 to this Registration Statement).

     24.1        Power of Attorney (contained on Signature Page of this
                 Registration Statement).

- ---------------
     (1) Incorporated by reference to the Registrant's Registration Statement on Form S-4 (No. 33-38331), dated April 23, 1991.

     (2) Incorporated by reference to the Registrant's Current Report on Form 8-K, dated August 29, 1996.

     (3) Incorporated by reference to the Registrant's Current Report on Form 8-K, dated June 17, 1994.

     (4) Incorporated by reference to the Registrant's Current Report on Form 8-K, dated July 17, 1995.

     (5) Incorporated by reference to the Registrant's Registration Statement on Form S-4, (No. 33-38331), dated April 23, 1991.

     (6) Incorporated by reference to the Registrant's Current Report on Form 8-K/A No. 1, dated August 29, 1996.

     (7)  Filed herewith.

     (8) Incorporated by reference to Alexander's Registration Statement (No. 33-20425), dated March 22, 1988.

     (9) Incorporated by reference to Alexander's Proxy Statement for the 1993 Annual Meeting of Stockholders.

ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii)
               above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 27, 1996.

                                        NATIONAL ENERGY GROUP, INC.

                                        By:   /s/ Miles D. Bender
                                           -----------------------------------
                                             Miles D. Bender
                                             President and Chief Executive
                                             Officer


          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Miles D. Bender to file one or more Amendments, including Post-Effective Amendments, to this Registration Statement, which Amendments may make such changes as Miles D. Bender deems appropriate, and each person whose signature appears below, individually and in each capacity stated below, hereby appoints Miles D. Bender as Attorney-in-Fact to execute in his name and on his behalf any such Amendment to this Registration Statement:

               SIGNATURE                            CAPACITY                              DATE
               ---------                            --------                              ----
By:   /s/ Miles D. Bender                     President,                         September 27, 1996
    -----------------------------------       Chief Executive Officer
        Miles D. Bender                       and Director

By:   /s/ Robert A. Imel                      Chief Financial Officer            September 27, 1996
    -----------------------------------
        Robert A. Imel

By:   /s/ Melissa H. Rutledge                 Controller and                     September 27, 1996
    -----------------------------------       Chief Accounting Officer
        Melissa H. Rutledge

By:   /s/ George B. McCullough                Chairman of the Board              September 27, 1996
    -----------------------------------       and Director
        George B. McCullough

By:   /s/ Norman C. Miller                    Chairman, Executive                September 27, 1996
    -----------------------------------       Committee and Director
        Norman C. Miller

By:   /s/ Robert H. Kite                      Director                           September 27, 1996
    -----------------------------------
        Robert H. Kite

By:   /s/ George N. McDonald                  Director                           September 27, 1996
    -----------------------------------
        George N. McDonald

By:   /s/ Robert V. Sinnott                   Director                           September 27, 1996
    -----------------------------------
        Robert V. Sinnott

By:   /s/ Elwood W. Schafer                   Director                           September 27, 1996
    -----------------------------------
        Elwood W. Schafer

By:   /s/ Bob G. Alexander                    Director                           September 27, 1996
    -----------------------------------
        Bob G. Alexander

By:   /s/ Jim L. David                        Director                           September 27, 1996
    -----------------------------------
        Jim L. David

By:   /s/ Robert A. West                      Director                           September 27, 1996
    -----------------------------------
        Robert A. West

By:                                           Director                           September ___, 1996
    -----------------------------------
        Robert J. Mitchell

                               INDEX TO EXHIBITS

EXHIBIT
  NO.                              DESCRIPTION
- -------                            -----------
  4.1    Certificate of Incorporation of the Registrant, which includes the
         Certificate of Incorporation of the Registrant filed with the
         Secretary of State of Delaware on November 20, 1990(1), the Certificate
         of Elimination of the Redeemable Convertible Preferred Stock, Series A
         of the Registrant, filed with the office of the Secretary of State of the State of Delaware on June 2, 1994(2), the Certificate of Amendment
         of Certificate of Incorporation of the Registrant(2), the Certificate
         of Designations of the Registrant of 10% Cumulative Convertible
         Preferred Stock, Series B(3), the Certificate of Designations of the
         Registrant of 10-1/2% Cumulative Convertible Preferred Stock, Series C
         (4), the Certificate of Designations of the Registrant of Convertible
         Preferred Stock, Series D(2), and the Certificate of Designations of
         the Registrant of Convertible Preferred Stock, Series E(2)

  4.2    Bylaws of the Registrant(5)

  4.3    Specimen Common Stock Certificate(6)

  4.4 Alexander Energy Corporation 1986 Incentive Stock Option Plan, as amended(8)

  4.5    Alexander Energy Corporation 1993 Stock Option Plan(9)

  5.1    Opinion of Strasburger & Price, L.L.P.(7)

 23.1    Consent of Ernst & Young LLP(7)

 23.2    Consent of Ernst & Young LLP(7)

 23.3    Consent of Coopers & Lybrand L.L.P.(7)

 23.4 Consent of Strasburger & Price, L.L.P. (included in Exhibit 5.1 to this Registration Statement).

24.1    Power of Attorney (contained on Signature Page of this Registration
        Statement).

- ---------------
(1) Incorporated by reference to the Registrant's Registration Statement on Form S-4 (No. 33-38331), dated April 23, 1991.

(2) Incorporated by reference to the Registrant's Current Report on Form 8-K, dated August 29, 1996.

(3) Incorporated by reference to the Registrant's Current Report on Form 8-K, dated June 17, 1994.

(4) Incorporated by reference to the Registrant's Current Report on Form 8-K, dated July 17, 1995.

(5) Incorporated by reference to the Registrant's Registration Statement on Form S-4, (No. 33-38331), dated April 23, 1991.

(6) Incorporated by reference to the Registrant's Current Report on Form 8-K/A No. 1, dated August 29, 1996.

(7)      Filed herewith.

(8) Incorporated by reference to Alexander's Registration Statement (No. 33-20425), dated March 22, 1988.

(9) Incorporated by reference to Alexander's Proxy Statement for the 1993 Annual Meeting of Stockholders.